Child, Van Wagoner & Bradshaw, PLLC

A Professional Limited Liability Company of CERTIFIED PUBLIC ACCOUNTANTS

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5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107

PHONE: (801) 281-4700 FAX: (801) 281-4701

August 7, 2006

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Ladies and Gentlemen:

     We have read statements that Digital Network Alliance International, Inc. has included under Item 4.02 of the Form 8-K report it filed on or about August 7, 2006 regarding restatements of and non-reliance on previously issued financial statements. We have no basis to disagree with the disclosures made under Item 4.02.

Very truly yours,

/s/ Child, Van Wagoner & Bradshaw, PLLC